Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference  in this Amendment No 2 to Registration Statement No. 333-232851 on Form F-1 of our report dated March 27, 2019, relating to the consolidated financial statements of Top Ships Inc. and subsidiaries appearing in the Annual Report on Form 20-F of Top Ships Inc. for the year ended December 31, 2018, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte Certified Public Accountants S.A.
Athens, Greece
September 4, 2019